UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 17, 2005 (February 15, 2005)

Nextel Communications, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-19656	36-3939651

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Edmund Halley Drive, Reston, Virginia	20191

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 433-4000

N/A

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     On February 15, 2005, Nextel Communications, Inc. (the “Company”), Nextel Finance Company (“Nextel Finance”) and the other Restricted Companies party thereto, and JPMorgan Chase Bank, N.A. (“JPMorgan”), in its capacity as administrative agent, entered into amendment no. 1 (the “Amendment”) to the second amended and restated credit agreement, dated as of July 15, 2004, by and among the Company, Nextel Finance and the lenders party thereto. Primarily, this amendment modified the definition of “Change in Control” to exclude the merger of the Company and Sprint Corporation, which was announced on December 15, 2004. JPMorgan, directly or through affiliates, has pre-existing relationships with the Company, including participation as a lender in Company’s existing revolving credit facility, and has provided investment banking services to the Company, including as an underwriter in certain of the Company’s public offerings of debt securities.

     The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to such document, a copy of which is filed as Exhibit 4.1 hereto and is incorporated into Item 1.01 of this Form 8-K by reference.

Item 2.02. Results of Operations and Financial Condition.

     The following information is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

     On February 17, 2005, the Company issued a press release announcing certain financial and operating results for 2004. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated into Item 2.02 of this Form 8-K by reference.

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

     On February 16, 2005, the Company’s management and the audit committee of its board of directors, after discussions with its independent registered public accounting firm, Deloitte & Touche LLP (“Deloitte”), concluded that the Company’s historical financial statements should be restated to correct certain errors relating to the accounting for operating leases, and that such financial statements should no longer be relied upon. As a result, the Company will restate certain of its financial statements for reporting periods ended on or prior to September 30, 2004. This determination to restate is similar to recent determinations to restate announced by other public companies with respect to the accounting for operating leases.

     Historically, the Company had concluded that no lease renewal period for operating leases relating primarily to its radio transmitter sites was reasonably assured, as defined in Statement of Financial Accounting Standards No. 13, “Accounting for Leases” (“SFAS No. 13”), and, accordingly, had used the initial non-cancelable lease term when calculating the amount of the straight-line rent expense attributable to those leases.

     In connection with its review of its accounting policies for leases, the Company concluded that it is necessary to change its lease term to reflect those renewal periods that are “reasonably assured”, as defined in SFAS No. 13.

     The cumulative effect of restatements for all periods through September 30, 2004 is an increase of $116 million in its deferred rent liability, which primarily relates to prior years. The restatement also increased the amount of the income tax valuation release for the year ended December 31, 2004 by $46 million.

ITEM 8.01 Other Events.

     On February 17, 2005, Nextel announced certain financial and operating results for the full year and three month period ended December 31, 2004, including the following financial and operating data:

NEXTEL COMMUNICATIONS, INC. AND SUBSIDIARIES Unaudited
Consolidated Statements of Operations (in millions, except per share amounts)

TABLE 1	For the year ended		For the three months ended
	December 31,		December 31,

	2004	2003	2004	2003
		(As Restated)		(As Restated)
Operating revenues
Service revenues	$11,925	$9,892	$3,157	$2,698
Handset and accessory revenues	1,443	928	421	308

	13,368	10,820	3,578	3,006

Operating expenses
Cost of service (exclusive of depreciation included below) (1)	1,930	1,680	526	444
Cost of handset and accessory revenues	2,077	1,495	588	455
Selling and marketing	2,134	1,814	577	477
General and administrative	2,107	1,639	556	459
Depreciation and amortization	1,841	1,694	475	430

Operating income	3,279	2,498	856	741
Interest expense	(594)	(844)	(139)	(180)
Interest income	29	42	8	10
Loss on retirement of debt	(117)	(245)	(32)	(106)
Realized gain on sale of investments	26	213	—	213
Equity in earnings (loss) of unconsolidated affiliates and other	18	(38)	10	(1)

Income before income tax benefit (provision)	2,641	1,626	703	677
Income tax benefit (provision) (1) (2)	361	(113)	(232)	(43)

Net income	3,002	1,513	471	634
Loss on retirement of mandatorily redeemable preferred stock	—	(7)	—	—
Mandatorily redeemable preferred stock dividends and accretion	(9)	(58)	(3)	(3)

Income available to common stockholders	$2,993	$1,448	$468	$631

Earnings per common share
Basic	$2.69	$1.38	$0.42	$0.57

Diluted	$2.62	$1.34	$0.41	$0.55

Weighted average number of common shares outstanding
Basic	1,111	1,047	1,113	1,100

Diluted	1,152	1,089	1,132	1,171

Selected Balance Sheet Data (in millions)

TABLE 2
	December 31,	December 31,
	2004	2003
		As Restated
Cash, cash equivalents and short-term investments	$1,814	$1,971
Accounts and notes receivable, net of allowance for doubtful accounts of $64 and $86	1,454	1,276
Property, plant and equipment, net	9,613	9,093
Intangible assets, net	7,223	7,038
Total assets	22,744	20,510
Long-term debt, including current portion	8,549	10,047
Capital lease obligation	—	165
Total liabilities	13,247	14,694
Zero coupon mandatorily redeemable preferred stock	108	99
Stockholders’ equity	9,389	5,717

Other Data

TABLE 4
	For the three months ended
	December 31,	December 31,
	2004	2003

Handsets in service, end of period (in thousands) (3)	15,047	12,882
Net handset additions (in thousands) (3)	595	553
Average monthly minutes of use per handset (4)	795	740
Bad debt expense included in general and administrative (in millions)	$29	$28
Bad debt expense as a percentage of operating revenues	0.8%	0.9%
Boost Mobile handsets in service, end of period (in thousands)	1,160	405
Boost Mobile net handset additions (in thousands) (5)	360	161

Capital Expenditures
(in millions)

TABLE 5
	For the year ended		For the three months ended
	December 31,		December 31,
	2004	2003	2004	2003
		(As Restated)		(As Restated)
Cash paid for capital expenditures, excluding capitalized interest	$2,504	$1,681	$666	$550
Changes in capital expenditures accrued or unpaid	(153)	140	(92)	161

Capital expenditures, excluding capitalized interest	2,351	1,821	574	711
Capitalized interest	9	35	2	8

Total capital expenditures	$2,360	$1,856	$576	$719

NEXTEL COMMUNICATIONS, INC. AND SUBSIDIARIES
Unaudited

Condensed Consolidated Statements of Cash Flows
(in millions)

TABLE 6

	For the year ended		For the three months ended
	December 31,		December 31,

	2004	2003	2004	2003
		(As Restated)		(As Restated)
Cash flows from operating activities
Net income	$3,002	$1,513	$471	$634
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,841	1,694	475	430
Change in accrued interest on short-term investments	2	(11)	1	(2)
Net tax benefit from the release of valuation allowance	(985)	—	(38)	—
Other	428	116	388	(144)

Net cash provided by operating activities	4,288	3,312	1,297	918

Cash flows from investing activities
Cash paid for capital expenditures, including capitalized interest	(2,513)	(1,716)	(668)	(558)
Payments for licenses, acquisitions, investments and other, net of cash acquired	(338)	(279)	3	(16)
Proceeds from sale of investments	77	248	—	248
Net changes in short-term investments	828	(314)	367	(135)

Net cash used in investing activities	(1,946)	(2,061)	(298)	(461)

Cash flows from financing activities
Repayments under long-term credit facility	(1,626)	(2,965)	(6)	(2,817)
Borrowings under long-term credit facility	1,000	2,269	—	2,200
Purchase and retirement of debt securities and mandatorily redeemable preferred stock	(1,421)	(4,598)	(594)	(2,132)
Proceeds from issuance of debt securities	494	2,483	—	500
Proceeds from issuance of stock	236	689	107	84
Repayments under capital lease obligation	(9)	(44)	—	(9)
Payment for capital lease buy-out	(156)	(54)	—	—
Mandatorily redeemable preferred stock dividends	—	(57)	—	—
Purchase of treasury stock	(141)	—	—	—
Debt issue costs and other	(46)	(14)	(15)	(12)

Net cash (used in) provided by financing activities	(1,669)	(2,291)	(508)	(2,186)

Net increase (decrease) in cash and cash equivalents	673	(1,040)	491	(1,729)
Cash and cash equivalents, beginning of period	806	1,846	988	2,535

Cash and cash equivalents, end of period	$1,479	$806	$1,479	$806

NEXTEL COMMUNICATIONS, INC. AND SUBSIDIARIES
Unaudited

Long-Term Debt and Mandatorily Redeemable Preferred Stock Data
(dollars in millions)

TABLE 8

		Retirements and	Debt for debt
	September 30,	repayments of	exchange		December 31,
	2004	principal	and other		2004
9.375% senior serial redeemable notes due 2009	$823	(568)	$(255	)(a)	$—
5.25% convertible senior notes due 2010	607				607
9.5% senior serial redeemable notes due 2011, including a deferred premium of $24 and $7	645		(431	)(a)	214
6.875% senior serial redeemable notes due 2013, including a deferred premium of $3 and $5 and net of unamortized discount of $48 and $58	1,218		146	(a)	1,364
5.95% senior serial redeemable notes due 2014, including a deferred premium of $0 and $12 and net of unamortized discount of $6 and $59	494		552		1,046
7.375% senior serial redeemable notes due 2015, net of unamortized discount of $3 and $3	2,134				2,134
Bank credit facility	3,184	(6)			3,178
Other	21	(15)			6

Total long-term debt, including current portion	$9,126	$(589)	$12		$8,549

Zero coupon convertible preferred stock mandatorily redeemable 2013	$105	$—	$3		$108

(a)	During the fourth quarter 2004, we issued $154 million in principal amount of new 6.875% senior notes issued at a $12 million discount to their principal amount and $592 million in principal amount of new 5.95% senior notes issued at a $54 million discount to their principal amount in exchange for $255 million in principal amount of our 9.375% senior notes and $414 million in principal amount of our 9.5% senior notes. As a result, the $15 million of the deferred premium associated with the 9.5% senior notes is now associated with the 6.875% and 5.95% senior notes and will be recognized as an adjustment to interest expense over the remaining life of the 6.875% and 5.95% senior notes.

NEXTEL COMMUNICATIONS, INC. AND SUBSIDIARIES
Unaudited

Notes to Financial Data

1)	We have reviewed our accounting practices with respect to leasing transactions and as a result have corrected for an error in how we have define lease term. The results of this correction is primarily to accelerate the recognition of rent expense under certain leases that include rent escalation by revising the computation of straight-line rent expense to include escalations for certain lease option periods. Prior periods have been restated to reflect the impact of this correction. For the twelve months and three months ended December 31, 2003, cost of service expense increased by approximately $24 million and approximately $6 million, respectively. For the twelve months and three months ended December 31, 2003, the restatements decreased basic earnings per share by $0.03 and $0.01, respectively. The restatement also increased the amount of the income tax valuation allowance release for the year ended December 31, 2004 by $46 million. The cumulative effect of the restatements through September 30, 2004 is an increase in the deferred rent liability of $116 million that primarily relates to prior years. These estimates are subject to change as we complete our preparation of the restated financial statements.

2)	For the three months ended December 31, 2004, our income tax provision was $232 million consisting of an income tax provision of $270 million net of a benefit of $38 million. The benefit is derived primarily from the release of the portion of the tax valuation allowance attributable to the estimated utilization of capital loss carryforwards prior to their expiration. For the twelve months ended December 31, 2004, the income tax benefit was $361 million consisting of an income tax provision of $624 million net of a $985 million benefit for the release of the tax valuation allowance including the impact of the restatement noted in (1).

3)	Handsets in service, end of period, and net handset additions do not include handsets attributable to Boost Mobile branded service. Net handset additions represents gross handsets activated during the period less handsets deactivated. These net handset additions reflect a customer churn rate of about 1.5% for the fourth quarter 2004 and about 1.5% for the fourth quarter 2003. The customer churn rate is an indicator of customer retention and represents the monthly percentage of the customer base that disconnects from service. Customer churn is calculated by dividing the number of handsets disconnected from commercial service during the period by the average number of handsets in commercial service during the period.

4)	Average monthly minutes of use per handset do not include minutes attributable to Boost Mobile branded service.

5)	Boost Mobile net handset additions represents gross Boost Mobile handsets activated during the period less Boost Mobile handsets deactivated.

ITEM 9.01. Financial Statements and Exhibits.

     (c) Exhibits:

Number	Exhibit

4.1	Amendment No. 1 to the July 15, 2004 Second Amended and Restated Credit Agreement, dated as of February 15, 2005, by and among Nextel Communications, Inc., Nextel Finance Company and the other Restricted Companies party thereto, and JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank), in its capacity as Administrative Agent.

99.1	Press release dated February 17, 2005.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NEXTEL COMMUNICATIONS, INC.

	By:	/s/ William G. Arendt

Name: William G. Arendt
Title: Senior Vice President and Controller

Dated: February 17, 2005

INDEX TO EXHIBITS

Number	Exhibit

4.1	Amendment No. 1 to the July 15, 2004 Second Amended and Restated Credit Agreement, dated as of February 15, 2005, by and among Nextel Communications, Inc., Nextel Finance Company and the other Restricted Companies party thereto, and JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank), in its capacity as Administrative Agent.

99.1	Press release dated February 17, 2005.

5